UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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RMR Real Estate Income Fund
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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment No. 1”) is being filed to amend the definitive proxy statement of the Registrant relating to the annual meeting of shareholders to be held on April 14, 2016, which was filed with the Securities and Exchange Commission on February 22, 2016 (the “Proxy Statement”), in order to update the “Security Ownership of Certain Beneficial Owners” as of January 31, 2016 on page 20 of the Proxy Statement with information that was inadvertently omitted.

MODIFICATIONS TO PROXY STATEMENT

The Proxy Statement for the Registrant’s annual meeting of shareholders to be held on April 14, 2016 is amended to amend and restate the “Security Ownership of Certain Beneficial Owners” section of the Proxy Statement appearing on pages 20 and 21 to address the disclosure item referenced in the Explanatory Note above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Unless otherwise indicated, the information set forth below is as of January 31, 2016. To the Fund’s knowledge, no person beneficially owned more than 5% of the Fund’s outstanding common or preferred shares, except as set forth below. To the Fund’s knowledge, none of its officers or Trustees owned 1% or more of the outstanding common shares of the Fund, except as set forth below. To the Fund’s knowledge, none of its officers or Trustees owned any of its preferred shares. Collectively, to the Fund’s knowledge, the officers and Trustees of the Fund beneficially own, as a group, in the aggregate, 669,229 common shares (not including any fractional shares which may be beneficially owned by an officer or Trustee) of the Fund, representing approximately 8.75% of the Fund’s outstanding common shares. Unless otherwise indicated below, to the Fund’s knowledge, each owner named below has sole voting and dispositive power for all shares shown to be beneficially owned by that person. Share amounts listed below do not include fractional share amounts.

Title of Share Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	See Note	Percentage of Share Class
Common Shares	Barry M. Portnoy	544,055	(1) (4) (6)	7.11%
Common Shares	Mariner Investment Group, LLC	445,872	(2)	5.83%
Common Shares	Morgan Stanley	399,624	(3)	5.22%
Common Shares	Adam D. Portnoy	143,338	(1) (5) (6)	1.87%
Common Shares	Mark L. Kleifges	7,235	(1)	*
Common Shares	John L. Harrington	6,548	(1)	*
Common Shares	Fernando Diaz	1,007	(1)	*
Common Shares	Jeffrey P. Somers	876	(1)	*
Common Shares	Arthur G. Koumantzelis	405	(1)	*
Preferred Shares	Royal Bank of Canada	553	(7)	82.91%

*                 Less than 1%.

(1)         The address of each of Messrs. Barry Portnoy, Adam Portnoy, Kleifges, Harrington, Diaz, Somers, and Koumantzelis is Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458. Messrs. Barry Portnoy, Adam Portnoy, Harrington, Somers and Koumantzelis are Trustees of the Fund. Mr. Diaz is the President and Senior Portfolio Manager of the Fund. Mr. Kleifges is the Treasurer and Chief Financial Officer of the Fund.

(2)         Information based on a Schedule 13D, dated July 17, 2015, filed by Mariner Investment Group, LLC (“Mariner”) with the SEC on July 27, 2015. According to this Schedule 13D, Mariner has sole voting and dispositive power over 445,872 common shares.  The address of Mariner is 500 Mamaroneck Avenue, 4th Floor, Harrison, NY 10528.

(3)         Information based on Schedule 13G/A, dated December 31, 2015, filed jointly by Morgan Stanley (“MS”) and Morgan Stanley Smith Barney LLC (“MSSB”) with the SEC on February 11, 2016.  MS is a parent holding company of MSSB according to this Schedule 13G.  According to this Schedule 13G, MS and MSSB have shared voting power over 380,447 common shares and shared dispositive power over 373,412 common shares. The address of each of MS and MSSB is 1585 Broadway, New York, New York, 10036.

(4)         Includes 508,653 common shares owned directly by Mr. Barry Portnoy and an additional 35,402 common shares directly owned by ABP Trust (formerly known as Reit Management & Research Trust).  See Note (5).  Share amounts listed as beneficially owned by Mr. Barry Portnoy do not include fractional share amounts.

(5)         Includes 107,936 common shares owned directly by Mr. Adam Portnoy and an additional 35,402 common shares directly owned by ABP Trust (formerly known as Reit Management & Research Trust).  See Note (5).  Share amounts listed as beneficially owned by Mr. Adam Portnoy do not include fractional share amounts.

(6)         ABP Trust is the direct record and beneficial owner of 35,402 common shares.  Messrs. Barry and Adam Portnoy, in their respective capacities as holders of shares of beneficial interest in ABP Trust, may also be deemed to beneficially own (and have shared voting and dispositive power over) the common shares beneficially owned by ABP Trust. Voting and investment power with respect to the common shares owned by ABP Trust may be deemed to be shared by Mr. Barry Portnoy as Chairman, holder of the majority of the shares of beneficial interest in and a trustee of ABP Trust and Mr. Adam Portnoy as the President and Chief Executive Officer, a holder of shares of beneficial interest in and a trustee of ABP Trust.

(7)         Information based on Schedule 13G/A, dated May 31, 2014, October 31, 2014, December 31, 2014 and May 31, 2015, filed jointly by the Royal Bank of Canada and RBC Capital Markets, LLC with the SEC on June 10, 2014, November 10, 2014, January 8, 2015 and June 5, 2015, respectively.  According to these Schedule 13G/A filings, the Royal Bank of Canada and RBC Capital Markets, LLC share dispositive and voting power over 52 shares of the Fund’s Series M Preferred Shares (81.25% of Series M), 379 shares of the Fund’s Series T Preferred Shares (86.53% of Series T), 37 shares of the Fund’s Series W Preferred Shares (78.72% of Series W), 64 shares of the Fund’s Series Th Preferred Shares (70.3% of Series Th) and 21 shares of the Fund’s Series F Preferred Shares (77.78% of Series F).

The declaration of trust and bylaws of the Fund generally provide that no person or group of persons, other than an excepted person or group (as approved by the Fund’s Board or as stated in the Fund’s declaration of trust or bylaws), may beneficially own in excess of 9.8% of (i) any class or series of shares of the Fund, or (ii) the aggregate of all the outstanding classes and series of shares of the Fund. The Fund’s Board intends to strictly enforce these provisions of the Fund’s declaration of trust and bylaws by utilizing, when necessary, the remedies available in the Fund’s declaration of trust and bylaws for violations of these provisions of the Fund’s declaration of trust and bylaws, although in certain instances it may grant exceptions to this ownership limitation in accordance with the provisions of the Fund’s declaration of trust and bylaws when it determines that doing so would be in the best interests of the Fund and its shareholders. The Fund has granted Royal Bank of Canada and its affiliates, limited exceptions to the ownership limitation with respect to their beneficial ownership of common or preferred shares (as applicable) of the Fund. For more information about these ownership limitations, please refer to the full text of the Fund’s declaration of trust and bylaws, which are available by accessing the Fund’s filings with the SEC on the SEC’s website (www.sec.gov) or by contacting our Investor Relations Group at (866) 790-8165.

Except as specifically set forth herein, this Amendment No. 1 does not modify any other disclosures presented in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 14, 2016.

This Amendment No. 1, the Notice of Shareholder Meeting, the Proxy Statement and a form of proxy are available at www.proxyvote.com. The Proxy Statement and annual and semi-annual reports of the Fund are available by calling, toll-free, (866) 790-8165 or by visiting the Fund’s website at www.rmrfunds.com.